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                                                                  EXHIBIT 10.34

                                 PROMISSORY NOTE

$175,000                                                Oklahoma City, Oklahoma
Dated:  February 29, 2000                     Maturity Date:  February 28, 2001

     FOR VALUE RECEIVED, FULLNET COMMUNICATIONS, INC., an Oklahoma corporation, with an address of 200 North Harvey, Suite 1706, Oklahoma City, Oklahoma 73102 (the "Maker"), does promise to pay to the order of WALLACE L. WALCHER, an individual, at such place as may be designated by the Holder of this promissory note (the "Note"), the principal sum of One Hundred Seventy Five Thousand and No/100's Dollars ($175,000), at eight percent (8%) interest annum. Principal and interest shall be due and payable on the Maturity Date which shall be the earlier to occur of (i) the closing of any single funding (whether debt or equity) obtained by Maker subsequent to the date of this Note in the aggregate amount of at least $2,000,000; (ii) the closing of any underwritten offering of the Maker's common stock; or (iii) one year from the date of this Note, in which case the amount of principal and interest due shall be $189,000.

     Whenever any payment shall be due under this Note on a day which is not a "Business Day" (as such term is hereafter defined), the date on which such payment is due shall be extended to the next succeeding Business Day with the same force and effect as if made on the date of payment. "Business Day" means a day other than a Saturday, Sunday or other day on which national banks in Oklahoma City, Oklahoma are authorized to be closed.

     EVENT OF DEFAULT AND RIGHT OF SET-OFF. The failure to pay principal or interest when due shall be an event of default.

     RIGHT OF PREPAYMENT. At any time from the date hereof to the due date, the Maker may prepay the entire principal sum or any portion thereof, without penalty or restriction.

     AMENDMENT AND WAIVER. This Note may not be changed, modified or amended, or terminated, nor may any of its provision be waived, except by an agreement in writing signed by the party against whom enforcement thereof is sought.

     CHOICE OF LAW. This Note shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     PROMISES BINDING. This Note shall be binding upon the Maker and its successors and assigns.

     IN WITNESS WHEREOF, the Maker has caused this instrument to be duly signed as of the date first set forth above.

                                   FULLNET COMMUNICATIONS, INC.


                                   By: /s/ TIMOTHY J. KILKENNY
                                       --------------------------------------
                                       Timothy J. Kilkenny, President and CEO


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